EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-127803, No. 333-161246, No. 333-193214 and No. 333-205378) on Form S-8 and in the Registration Statements (No. 333-136830 and No. 333-129336) on Form S-3 of our report dated March 9, 2017, relating to the consolidated financial statements of ENGlobal Corporation appearing in this Annual Report Form 10-K for the year ended December 30, 2017.

/s/ Hein & Associates LLP

Houston, Texas

March 15, 2018